Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 20-F of Brasilagro - Companhia Brasileira de Propriedades Agrícolas of our report dated October 5, 2012 relating to the financial statements of Brasilagro - Companhia Brasileira de Propriedades Agrícolas, which appears in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes

São Paulo, Brazil

October 31, 2012